UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2012

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

821 17th Street Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 312-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

CoBiz Financial Inc. (the “Company”) held its annual meeting of shareholders on May 17, 2012, and the following matters were voted:

1.              The election of the following nominees to serve as directors of the Company:

Nominee	For	Withheld	Broker non-votes
Steven Bangert	31,188,771	1,334,653	—
Michael B. Burgamy	28,054,816	4,468,608	—
Morgan Gust	31,867,042	656,382	—
Evan Makovsky	27,672,201	4,851,223	—
Douglas L. Polson	31,284,341	1,239,083	—
Mary K. Rhinehart	30,344,603	2,178,821	—
Noel N. Rothman	28,837,071	3,686,353	—
Bruce H. Schroffel	32,041,620	481,804	—
Timothy J. Travis	29,113,814	3,409,610	—
Mary Beth Vitale	30,870,760	1,652,664	—
Mary M. White	31,985,819	537,605	—

2.              The nonbinding shareholder approval of executive compensation was approved as follows:

For	31,355,195
Against	1,128,261
Abstain	39,968
Broker non-votes	—

3.              The advisory proposal on the frequency of future advisory votes regarding executive compensation was voted as follows:

One Year	30,254,194
Two Years	108,502
Three Years	1,935,221
Abstain	225,507

In light of the voting results, where the majority of the shareholders favored an annual advisory vote on executive compensation, the Company’s Board of Directors has elected to provide an annual advisory vote on executive compensation. This decision will be revisited at the next required vote on the frequency of shareholder votes on the compensation of executives, which is required to be provided at least every six years.

4.              The shareholder proposal regarding the independence of the Chairman of the Board was voted against as follows:

For	8,363,549
Against	23,723,474
Abstain	436,401
Broker non-votes	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Financial Inc.
(Registrant)

	/s/	Lyne Andrich
Lyne Andrich
EVP and CFO
CoBiz Financial Inc.

May 21, 2012